Execution Version

January 29, 2020

Clearwater Paper Corporation 601 West Riverside, Suite 1100
Spokane, Washington 99201

Re: ABL Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of July 26, 2019 by and among Clearwater Paper Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement described above. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

This letter will confirm the agreement of the Administrative Agent and the Borrower as follows:

1.	Inconsistency in Credit Agreement.

(a)Section 7.3 of the Credit Agreement provides that the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired except, among other exceptions, as provided in Section 7.3(h), which provides as follows:

“(h) (i) Liens on the Collateral created pursuant to the Security Documents (or any ABL Security Documents (as defined in the Intercreditor Agreement)), (ii) Liens on cash granted in favor of any Lenders and/or the Issuing Lender created as a result of any requirement to provide cash collateral pursuant to this Agreement and
(iii) subject to the Intercreditor Agreement, Liens on the Collateral created pursuant to the Term Loan Security Documents (or any Term Loan Security Documents (as defined in the Intercreditor Agreement));” (emphasis added)

(b)“Collateral” is defined in Section 1.1 of the Credit Agreement and means: “all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.”

(c)The Guarantee and Collateral Agreement is a Security Document, and pursuant to the Guarantee and Collateral Agreement and clause (ix) of the definition of “Excluded Property” therein, “fee-owned real property and leasehold interests in real property” are excluded from the Collateral, as such term is used in Section 7.3(h) of the Credit Agreement. In addition, Section 6.10(e) of the Credit Agreement provides that: “Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Loan Document shall grant the Secured Parties a security interest in any fee-owned or leased real property.”

(d)Neither the Term Loan Security Documents nor the Term Loan Credit Agreement contain the exclusion or override provisions described in Section 1(c) above. Therefore, Section 7.3(h)(iii) of the Credit Agreement may be interpreted to prohibit the Borrower and its Restricted Subsidiaries from incurring Liens under Term Loan Security Documents that are secured by fee-owned or leased real property of the Loan Parties.

(e)Such an interpretation is inconsistent with various other provisions of the Loan Documents, including, (i) the last sentence of Section 7.3 of the Credit Agreement, (ii) Section 2.4 of the Intercreditor Agreement and (iii) the last sentence of Section 10.18 of the Credit Agreement.

2.	Amendment to Credit Agreement.

(a)Pursuant to Section 10.1 of the Credit Agreement, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document not materially adverse to any Lender.

(b)To address the inconsistency described in Section 1 above, the Administrative Agent and the Borrower hereby agree that Section 7.3(h)(iii) of the Credit Agreement shall be amended and restated to read as follows:

“(iii) subject to the Intercreditor Agreement, Liens on the Collateral (as defined in the Intercreditor Agreement) created pursuant to the Term Loan Security Documents (or any Term Loan Security Documents (as defined in the Intercreditor Agreement));”

Except as set forth herein, nothing contained herein shall constitute an amendment or modification of any other rights or remedies the Administrative Agent or any Lender may have under any Loan Document or applicable Law. The Credit Agreement shall remain in full force and effect according to its terms (as modified by this letter agreement). This letter agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this letter agreement and the transactions contemplated hereby shall be governed by, and constructed in accordance with, the laws of the State of New York. The provisions of Sections 10.12 and 10.16 of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trail are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. This letter agreement is a Loan Document.

This letter agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this letter agreement.

[signature pages follow]

The agreement of the Administrative Agent that is contained in this letter agreement shall not become effective unless and until this letter is signed by the Borrower.

Sincerely,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s/ Jerome Prince
Name: Jerome Prince
Title: Authorized Signatory

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

BORROWER:                    CLEARWATER PAPER CORPORATION.
a Delaware Corporation

By: /s/ Robert G. Hrivnak
Name: Robert GG. Hrivnak
Title: SVP Finance & CFO

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

BORROWER:    CLEARWATER PAPER CORPORATION,
a Delaware corporation